Exhibit 10.4

                                     FORM OF
                         THIRD PARTY PROPERTY MANAGEMENT
                              AND LEASING AGREEMENT


      THIS THIRD PARTY PROPERTY MANAGEMENT AND LEASING (Agreement) is made and entered into as of the day of , 2005 by and between BERKELEY PROPERTY MANAGEMENT, LLC, a Delaware Limited Liability company with offices in Grass Valley, California (Manager), a wholly owned subsidiary of BERKELEY TRUST ADVISORS, LLC, The Berkeley REIT Advisor and __________________________ (Third Party Manager).

                              W I T N E S S E T H:

      WHEREAS, Manager has entered into a contractual obligation with Berkeley REIT to lease and manage real estate properties on behalf of Berkeley REIT; and

      WHEREAS, Manager intends to retain Third Party Manager to manage and coordinate the leasing of the herein described specific real estate properties owned by Berkeley REIT under the terms and conditions set forth herein; and


      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms thereof:


      1.1 Affiliate means a person who is (i) in the case of an individual, any relative of such person, (ii) any officer, director, trustee, partner, Third Party Manager, employee or holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such person; (iii) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such person; or (iv) any officer, director, trustee, partner, Third Party Manager, employee or holder of ten percent (10%) or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such person. For purposes of this definition, the term controls, is controlled by, or is under common control with shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting rights, by contract or otherwise.


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      1.2 Gross Revenues means all amounts actually collected as rents or other charges for the use and occupancy of the Properties, but shall exclude interest and other investment income of Manager and proceeds received by Manager for a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of Manager.


      1.3 Improvements means buildings, structures, equipment from time to time located on the Properties and all parking and common areas located on the Properties.


      1.4 Lease means, unless the context otherwise requires, any lease or sublease made by Manager as landlord or by its predecessor.


      1.5 Management Fees has the meaning set forth in Section 4.1(a) hereof.

      1.6 Net Asset Value means the excess of (i) the aggregate of the Fair Market Value of all the Properties (excluding vacant properties) owned by Manager (whether wholly owned or partial investment through a joint venture partnership or other co-ownership arrangement), over (ii) the aggregate outstanding debt of Manager (excluding debt having maturities of one year of less).


      1.7 Manager means Berkeley Property Management, LLC, a Delaware Limited Liability company with offices in Grass Valley, California, a wholly owned subsidiary of Berkeley Trust Advisors, LLC, The Berkeley REIT Advisor.


      1.8 Ownership Agreements has the meaning set forth in Section 2.4(k) hereof.

      1.9 Properties means all real estate properties described in Paragraph 2.2 of this agreement.

      1.10 Third Party Property Manager means any entity other than Manager or an Affiliate of Manager that has been retained by Manager to perform and carry out at one or more of the Properties the property management services described in Section 2.4 hereof, but shall exclude persons, entities or independent contractors retained or hired by Third Party Manager to perform facility management or other services or tasks at a particular Property, the costs for which are passed through to and ultimately paid by the tenant at such Property.

                                   ARTICLE II.
          APPOINTMENT OF THIRD PARTY MANAGER; SERVICES TO BE PERFORMED

      2.1 Appointment of Third Party Manager. Manager hereby engages and retains Third Party Manager as property manager and as tenant coordinating agent of the specific Properties names herein in Paragraph 2.2, and Third Party Manager hereby accepts such appointment on the terms and conditions hereinafter set forth, it being understood that this Agreement shall cause Third Party Manager to be, at law, manager's agent upon the terms contained herein.




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      2.2 Property(ies) To Be Managed. The property(ies) that are the subject of this agreement is (are) described as follows:

      1.______________________________________(Name, address, location, # units)

      2.______________________________________(Name, address, location, # units)

      3.______________________________________(Name, address, location, # units)

      4.______________________________________(Name, address, location, # units)

      2.3 General Duties. Third Party Manager shall devote its best efforts to performing its duties hereunder to administer, promote, manage, operate, maintain, improve and lease the Properties in a diligent, careful and vigilant manner in coordination with Third Party Manager. The services of Third Party Manager are to be of scope and quality not less than those generally performed by third party property managers of other similar properties in the area. Third Party Manager shall make available to Manager the full benefit of the judgment, experience and advice of the members of Third Party Manager's organization and staff with respect to the policies to be pursued by Manager relating to the management, operation and leasing of the Properties. .


      2.3 Specific Duties as Property Third Party Manager. Third Party Manager's duties as property manager of the Properties shall include the following:

            (a) Lease Obligations. Third Party Manager shall perform all duties of the landlord under all leases insofar as such duties relate to operation, maintenance, and day-to-day management. Third Party Manager shall also provide or cause to be provided, at Managers expense, all services normally provided to tenants of like premises, including where applicable and without limitation, gas, electricity or other utilities required to be furnished to tenants under leases, normal repairs and maintenance, and cleaning and janitorial service.

Third Party Manager shall arrange for and supervise the performance of all installations and improvements in space leased to any tenant which are either expressly required under the terms of the lease of such space or which are customarily provided to tenants.


            (b) Maintenance. Third Party Manager shall cause the Properties to be maintained in the same manner as similar properties in the area. Third Party Manager's duties and supervision in this respect shall include, without limitation, cleaning of the interior and the exterior of the Improvements and the public common areas on the Properties and the making and supervision of repairs, alterations, and decoration of the Improvements, subject to and in strict compliance with this Agreement and the Leases. Construction activities undertaken by the Third Party Manager, if any, will be limited to activities related to the management, operation, maintenance, and leasing of the Property (e.g., repairs, renovations, and leasehold improvements).



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            (c) Leasing Functions. Third Party Manager shall coordinate the leasing of the Properties and shall negotiate and use its best efforts to secure executed leases from qualified tenants, and to execute same on behalf of Manager, if requested, for available space in the Properties, such leases to be in form and on terms approved by Manager and Third Party Manager, and to bring about complete leasing of the Properties. Third Party Manager shall be responsible for the hiring of all leasing agents, as necessary for the leasing of the Properties, and to otherwise oversee and manage the leasing process on behalf of the Manager.

            (d) Notice of Violations. Third Party Manager shall forward to Manager promptly upon receipt all notices of violation or other notices from any governmental authority, and board of fire underwriters or any insurance company, and shall make such recommendations regarding compliance with such notice as shall be appropriate.

            (e) Personnel. Any personnel hired by Third Party Manager to maintain, operate and lease the Property shall be the employees or independent contractors of Third Party Manager and not of Manager. Third Party Manager shall use due care in the selection and supervision of such employees or independent contractors. Third Party Manager shall be responsible for the preparation of and shall timely file all payroll tax reports and timely make payments of all withholding and other payroll taxes with respect to each employee.

            (f) Utilities and Supplies. Third Party Manager shall enter into or renew contracts for electricity, gas, steam, landscaping, fuel, oil, maintenance and other services as are customarily furnished or rendered in connection with the operation of similar rental property in the area.

            (g) Expenses. Third Party Manager shall analyze all bills received for services, work and supplies in connection with the maintaining and operating the Properties, pay all such bills, and, if requested by Manager, pay, when due, utility and water charges, sewer rent and assessments, and any other amount payable in respect to the Properties. All bills shall be paid by Third Party Manager within the time required to obtain discounts, if any. Manager may from time to time request that Third Party Manager forward certain bills to Manager promptly after receipt, and Third Party Manager shall comply with any such request. It is understood that the payment of real property taxes and assessment and insurance premiums will be paid out of the Account (as hereinafter defined) by Third Party Manager. All expenses shall be billed at net cost (i.e., less all rebates, commissions, discounts and allowances, however designed).

            (h) Monies Collected. Third Party Manager shall collect all rent and other monies from tenants and any sums otherwise due Manager with respect to the Properties in the ordinary course of business. In collecting such monies, Third Party Manager shall inform tenants of the Properties that all remittances are to be in the form of a check or money order. Manager authorizes Third Party Manager to request, demand, collect and receipt for all such rent and other monies and to institute legal proceedings in the name of Manager for the collection thereof and for the dispossession of any tenant in default under its Lease.



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            (i) Banking Accommodations. Third Party Manager shall establish and maintain a separate checking account (the Account) for funds relating to the Properties. All monies deposited from time to time in the Account shall be deemed to be trust funds and shall be and remain the property of Manager and shall be withdrawn and disbursed by Third Party Manager for the account of Manager only as expressly permitted by this Agreement for the purposes of performing the obligations of Third Party Manager hereunder. No monies collected by Third Party Manager on Managers behalf shall be commingled with funds of Third Party Manager. The Account shall be maintained, and monies shall be deposited therein and withdrawn there from, in accordance with the following:

                  (i) All sums received from rents and other income from the
            Properties shall be promptly deposited by Third Party Manager in the Account. Third Party Manager shall have the right to designate two or more persons who shall be authorized to draw against the Account, but only for purposes authorized by this Agreement.


                  (ii) All sums due to Third Party Manager hereunder, whether for compensation, reimbursement for expenditures, or otherwise, as herein provided, shall be a charge against the operating revenues of the Properties and shall be paid and/or withdrawn by Third Party Manager from the Account prior to the making of any other disbursements there from.


                  (iii) By the 30th day of the first month following each
            calendar quarter, Third Party Manager shall forward to Manager net operating proceeds from the preceding quarter, retaining at all times, however a reserve of $5,000, in addition to any amounts otherwise provided in the budget.


            (j) Tenant Complaints. Third Party Manager shall maintain business-like relations with the tenants of the Properties.

            (k) Ownership Agreements. Third Party Manager has received copies of agreements of limited partnership, joint venture partnership agreements and operating agreements of Manager and its Affiliates (the Ownership Agreements) and is familiar with the terms thereof. Third Party Manager shall use reasonable care to avoid any act or omission which, in the performance of its duties hereunder, shall in any way conflict with the terms of the Ownership Agreements.

            (l) Signs. Third Party Manager shall place and remove, or cause to be placed and removed, such signs upon the Properties as Third Party Manager deems appropriate, subject, however, to the terms and conditions of the Leases and to any applicable ordinances and regulations.



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      2.5 Approval of Leases, Contracts, Etc. In fulfilling its duties to the
Manager, Third Party Manager may and hereby is authorized to enter into any leases, contracts or agreements on behalf of the Manager in the ordinary course of the management, operation, maintenance and leasing of the Property.

      2.6 Accounting, Records and Reports.

            (a) Records. Third Party Manager shall maintain all office records and books of account and shall record therein, and keep copies of, each invoice received from services, work and supplies ordered in connection with the maintenance and operation of the Properties. Such records shall be maintained on a double entry basis. Manager and persons designated by Manager shall at all reasonable time have access to and the right to audit and make independent examinations of such records, books and accounts and all vouchers, files and all other material pertaining to the Properties and this Agreement, all of which Third Party Manager agrees to keep safe, available and separate from any records not pertaining to the Properties, at a place recommended by Third Party Manager and approved by Manager.


            (b) Quarterly Reports. On or before the 30th day of the first month following each calendar quarter for which such report or statement is prepared and during the term of this Agreement, Third Party Manager shall prepare and submit to Manager the following reports and statements:

                  (i) Rental collection record;

                  (ii) Quarterly operating statement;

                  (iii) Copy of cash disbursements ledger entries for such
            period, if requested;

                  (iv) Copy of cash receipts ledger entries for such period, if requested;

                  (v) The original copies of all contracts entered into by Third
            Party Manager on behalf of Manager during such period, if requested; and

                  (vi) Copy of ledger entries for such period relating to
            security deposits maintained by Third Party Manager, if requested.

            (c) Budgets and Leasing Plans. Not later than November 15 of each calendar year, Third Party Manager shall prepare and submit to Manager for its approval an operating budget and a marketing and leasing plan on the Properties for the calendar year immediately following such submission. The budget and leasing plan shall be in the form of the budget and plan approved by Manager prior to the date thereof. As often as reasonably necessary during the period



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covered by any such budget, Third Party Manager may submit to Manager for its approval an updated budget or plan incorporating such changes as shall be necessary to reflect cost over-runs and the like during such period. If Manager does not disapprove any such budget within 30 days after receipt thereof by Manager, such budget shall be deemed approved. If Manager shall disapprove any such budget or plan, it shall so notify Third Party Manager within said 30-day period and explain the reasons therefor. Third Party Manager will not incur any costs other than those estimated in any budget except for:

                  (i) tenant improvements and real estate commissions required under a Lease;

                  (ii) maintenance or repair costs under $5,000;

                  (iii) costs incurred in emergency situations in which action is immediately necessary for the preservation or safety of the Property, or for the safety of occupant or other person (or to avoid the suspension of any necessary service of the Property);


                  (iv) expenditures for real estate taxes and assessment; and

                  (v) maintenance supplies calling for an aggregate purchase price less than $25,000.

            (d) Returns Required by Law. Third Party Manager shall execute and file when due all forms, reports, and returns required by law relating to the employment of its personnel.

            (e) Notices. Promptly after receipt, Third Party Manager shall deliver to Manager all notices, from any tenant, or any governmental authority, that are not a routine nature. Third Party Managers shall also report expeditiously to Manager notice of any extensive damage to any part of the Properties.

                                  ARTICLE III.
                       THIRD PARTY MANAGER'S COMPENSATION

      3.1 Property Management and Leasing.

            (a) Management Fees. Commencing on the date hereof, Manager shall pay Third Party Manager for the property management and leasing services described in Article II hereof fees payable monthly (Management Fees) in an amount equal to 4% of the annual gross rental revenues generated by the property(ies) described in Section 2.2 hereof. Said Management Fee includes all costs and expenses incurred by Third Party Manager in performing its duties hereunder including its administrative and overhead cost, but shall not include direct expenses incurred as a result of property ownership and operation described in Section 2.3(g). Third Party Manager's compensation under this
Section 3.1 shall apply to all renewals, extensions or expansions of Leases which Third Party Manager has originally negotiated.



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            (b) Other Management Fee Matters. For planning and coordinating the construction of any tenant finish along with Third Party Manager or any architect, contractor or other authorized person, the payment for which shall be the responsibility of the tenant, Third Party Manager shall be entitled to receive from any such tenant an amount equal to up to 5% of the amount as remitted by the tenant to Third Party Manager or to a representative of Third Party Manager in payment for such construction.

      3.2 Initial Lease-Up Fee. In addition to the compensation paid to Third Party Manager under Section 3.1 above, Third Party Manager shall be entitled to receive a separate fee for the one-time initial rent-up or leasing-up of newly constructed Improvements in an amount not to exceed the fee customarily charged in arms length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. For this purpose, a total rehabilitation shall be included in the term newly constructed.

      3.3 Audit Adjustment. If any audit of the records, books or accounts relating to the Properties discloses an overpayment or underpayment of Management Fees, Manager or Third Party Manager shall promptly pay to the other party the amount of such overpayment or underpayment, as the case may be. If such audit discloses an overpayment of Management Fees for any fiscal year of more than the correct Management Fees for such fiscal year, Third Party Manager shall bear the cost of such audit.

                                   ARTICLE IV.
                          INSURANCE AND INDEMNIFICATION

      4.1 Insurance to be Carried.

            (a) Third Party Manager shall obtain and keep in full force and effect insurance on the Properties against such hazards as Manager and Third Party Manager shall deem appropriate, but in any event insurance sufficient to comply with the Leases and the Ownership Agreements shall be maintained. All liability policies shall provide sufficient insurance satisfactory to both Manager and Third Party Manager and shall contain waivers of subrogation for the benefit of Third Party Manager.

            (b) Third Party Manager shall obtain and keep in full force and effect, in accordance with the laws of the state in which each Property is located, employers liability insurance applicable to and covering all employees of Third Party Manager at the Properties and all persons engaged in the performance of any work required hereunder, and Third Party Manager shall furnish Manager certificates of insurers naming Manager as a co-insured and evidencing that such insurance is in effect. If any work under this Agreement is subcontracted as permitted herein, Third Party Manager shall include in each subcontract a provision that the subcontractor shall also furnish Manager with such a certificate.



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      4.2 Cooperation with Insurers. Third Party Manager shall cooperate with and provide reasonable access to the Properties to representatives of insurance companies and insurance brokers or agents with respect to insurance which is in effect or for which application has been made. Third Party Manager shall use its best efforts to comply with all requirements of insurers.


      4.3 Accidents and Claims. Third Party Manager shall promptly investigate and shall report in detail to Manager all accidents, claims for damage relating to the ownership, operation or maintenance of the Properties, and any damage or destruction to the Properties and the estimated costs of repair thereof, and shall prepare for approval by Manager all reports required by an insurance company in connection with any such accident, claim, damage, or destruction. Such reports shall be given to Manager promptly and any report not so given within 10 days after the occurrence of any such accident, claim, damage or destruction shall be noted in the monthly report delivered to Manager pursuant to Section 2.6(b). Third Party Manager is authorized to settle any claim against an insurance company arising out of any policy and, in connection with such claim, to execute proofs of loss and adjustments of loss and to collect and receipt for loss proceeds.

      4.4 Indemnification. Third Party Manager shall hold Manager harmless from and indemnify and defend Manager against any and all claims or liability for any injury or damage to any person or property whatsoever for which Third Party Manager is responsible occurring in, on, or about the Properties, including, without limitation, the Improvements when such injury or damage shall be caused by the negligence of Third Party Manager, its agents, servants, or employees, except to the extent that Manager recovers insurance proceeds with respect to such matter. Manager will indemnify and hold Third Party Manager harmless against all liability for injury to persons and damage to property caused by Managers negligence and which did not result from the negligence or misconduct of Third Party Manager, except to the extent Third Party Manager recovers insurance proceeds with respect to such matter.

                                   ARTICLE V.
                                TERM, TERMINATION

      5.1 Term. This Agreement shall commence on the date first above written and shall continue until terminated in accordance with the earliest to occur of the following:

            (a) One year from the date of the commencement of the term hereof. However, this Agreement will be automatically extended for an additional one-year period at the end of each year unless Manager or Third Party Manager gives sixty (60) days written notice of its intention to terminate the Agreement; or

            (b) Immediately upon the occurrence of any of the following:


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                  (i) A decree or order is rendered by a court having
            jurisdiction (A) adjudging Third Party Manager as bankrupt or insolvent, or (B) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for Third Party Manager under the federal bankruptcy laws or any similar applicable law or practice, or (C) appointing a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Third Party Manager or a substantial part of the property of Third Party Manager, or for the winding up or liquidation of its affairs, or

                  (ii) Third Party Manager (A) institutes proceedings to be
            adjudicated a voluntary bankrupt or an insolvent, (B) consents to the filing of a bankruptcy proceeding against it, (C) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or relief under any similar applicable law or practice, (D) consents to the filing of any such petition, or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or for a substantial part of its property, (E) makes an assignment for the benefit of creditors, (F), is unable to or admits in writing its inability to pay its debts generally as they become due unless such inability shall be the fault of Manager, or (G) takes corporate or other action in furtherance of any of the aforesaid purposes.

      Upon termination, the obligations of the parties hereto shall cease, provided that Third Party Manager shall comply with the provisions hereof applicable in the event of termination and shall be entitled to receive all compensation which may be due Third Party Manager hereunder up to the date of such termination, and provided, further, that if this Agreement terminates pursuant to clause (b) above, Manager shall have other remedies as may be available at law or in equity.


      5.2 Third Party Managers Obligations after Termination. Upon the termination of this Agreement, Third Party Manager shall have the following duties:

            (a) Third Party Manager shall deliver to Manager, or its designee, all books and records with respect to the Properties.

            (b) Third Party Manager shall transfer and assign to Manager, or its designee, all service contracts and personal property relating to or used in the operation and maintenance of the Properties, except personal property paid for and owned by Third Party Manager. Third Party Manager shall also, for a period of sixty (60) days immediately following the date of such termination, make itself available to consult with and advise Manager, or its designee, regarding the operation, maintenance and leasing of the Properties.

            (c) Third Party Manager shall render to Manager an accounting of all funds of Manager in its possession and shall deliver to Manager a statement of Management Fees claimed to be due Third Party Manager and shall cause funds of Manager held by Third Party Manager relating to the Properties to be paid to Manager or its designee.


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                                   ARTICLE VI.
                                  MISCELLANEOUS

      6.1 Notices. All notices, approvals, consents and other communications hereunder shall be in writing, and, except when receipt is required to start the running of a period of time, shall be deemed given when delivered in person or on the fifth day after its mailing by either party by registered or certified United States mail, postage prepaid and return receipt requested, to the other party, at the addresses set forth after their respect name below or at such different addresses as either party shall have theretofore advised the other party in writing in accordance with this Section 7.1.


 Manager:                 BERKELEY PROPERTY MANAGEMENT, LLC
                          Attention: Property Manager
                          1201 Sutton Way
                          Grass Valley, CA 95945

Third Party
    Manager:              NAME AND ADDRESS OF THIRD PARTY MANAGER

      6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      6.3 Assignment. Third Party Manager may delegate partially or in full its duties and rights under this Agreement but only with the prior written consent of Manager. Except as provided in the immediately preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

      6.4 No Waiver. The failure of Manager to seek redress for violation or to insist upon the strict performance of any covenant or condition of this Agreement shall not constitute a waiver thereof for the future.

      6.5 Amendments. This Agreement may be amended only by an instrument in writing signed by the party against whom enforcement of the amendment is sought.

      6.6 Headings. The headings of the various subdivisions of this Agreement are for reference only and shall not define or limit any of the terms or provisions hereof.

      6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


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      6.8 Entire Agreement. This Agreement contains the entire understanding and all agreements between Manager and Third Party Manager respecting the management of the Properties. There are no representations, agreements, arrangements or understandings, oral or written, between Manager and Third Party Manager relating to the management of the Properties that are not fully expressed herein.

      6.9 Disputes. If there shall be a dispute between Manager and Third Party Manager relating to this Agreement resulting in litigation, the prevailing party in such litigation shall be entitled to recover from the other party to such litigation such amount as the court shall fix as reasonable attorneys fees.

      6.10 Activities of Third Party Manager. The obligations of Third Party Manager pursuant to the terms and provisions of this Agreement shall not be construed to preclude Third Party Manager from engaging in other activities or business ventures, whether or not such other activities or ventures are in competition with the Manager or the business of Manager.

      6.11 Independent Contractor. Third Party Manager and Manager shall not be construed as joint venturers or partners of each other pursuant to this Agreement and neither shall have the power to bind or obligate the other except as set forth herein. In all respects, the status of Manger to Manager under this Agreement is that of an independent contractor.



      IN WITNESS WHEREOF, the parties have executed this Property Management, Leasing and Asset Management Agreement as of the date first above written.


                     MANAGER:

                     Berkeley Property Management, LLC

                     By:    _______________________________

                     Name:  _______________________________

                     Title: _______________________________



                     THIRD PARTY MANAGER:

                     By:    _______________________________

                     Name:  _______________________________

                     Title: _______________________________



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